AMERICA ONLINE, INC. TO ACQUIRE
                       NETSCAPE COMMUNICATIONS CORPORATION
                   IN STOCK TRANSACTION VALUED AT $4.2 BILLION

       Acquisition To Significantly Advance AOL's Multiple Brand Strategy,
               Broaden Audience, and Take E-Commerce to New Level

                     AOL To Operate Most Popular and Diverse
                         Family of Brands in Cyberspace

          AOL and Sun Microsystems, Inc. to Develop Next Generation of
                    E-Commerce Solutions and Internet Devices


DULLES, VA, November 24, 1998 - America Online, Inc. (NYSE: AOL) today announced that it will acquire Netscape Communications Corporation (NASDAQ: NSCP) in a transaction that will extend America Online's leadership in interactive services.

The stock-for-stock, pooling-of-interests transaction, in which stockholders of Netscape will receive 0.45 shares of AOL common stock for each share of Netscape common stock, is valued at $4.2 billion. It is expected to close in the spring of 1999, subject to various conditions including customary regulatory approvals and approval by Netscape's shareholders. The Company said it expects the transaction will be slightly accretive to operating results. Netscape's operations will remain based in Mountain View, CA.

Key benefits of the acquisition will be to:

o Advance America Online's multiple-brand strategy with one of the Internet's best known brands;

o Substantially broaden America Online's global audience at home and at work, by adding the fast-growing Netscape Netcenter portal that is integrated with the Netscape browser used by millions of people;

o Accelerate the growth of e-commerce across the America Online and Netscape brands and provide added value to their business partners;

o Provide significant new opportunities to make America Online's brands available anywhere to interactive consumers, as well as to maximize the value of these brands, by taking advantage of AOL's existing shared infrastructure; and

o Expand the range of America Online products and services by adding world-class technology and an experienced development team that has demonstrated its ability to innovate rapidly.

Separately, America Online announced that it has entered into a strategic development and marketing alliance with Sun Microsystems, Inc. to enhance its delivery of e-commerce solutions that will help build revenues across America Online and Netscape brands, and offer added value to both America Online and Netscape business partners, as well as the growing number of major corporations planning to put their business on the Internet. The companies will develop easy-to-deploy, end-to-end solutions for e-commerce based on the best available technologies and expand their sales channels to include each other's products and services.

The three-year America Online-Sun agreements also will increase distribution and development of Netscape's enterprise software for corporate customers. The companies also will use Sun's Java technology to offer AOL services on selected next-generation Internet devices, consistent with AOL's "AOL Anywhere" strategy to extend its brand to all emerging mass market platforms. (See separate America Online-Sun Microsystems release.)

Most Popular and Diverse Family of Brands in Cyberspace

With Netscape joining its AOL, CompuServe, AOL.COM, AOL Instant Messenger, ICQ, and Digital City brands, America Online will operate the most popular and diverse family of brands in cyberspace.

Steve Case, Chairman and Chief Executive Officer of America Online, said: "The acquisition of Netscape is a big step forward for America Online that will greatly accelerate our business momentum. Netscape has played a key role in helping consumers benefit from the enormous power of the Internet, and we share the same mission. With Netscape, we will broaden our global audience at home and at work, and add world-class technology to support an expanded range of America Online interactive products and services."

Mr. Case added: "The development of e-commerce is entering an exciting new stage. Increasingly, companies are seeing the power of the Internet as central to their business strategies and consumers are seeing the convenience of online shopping as central to their lives. Netscape's highly regarded suite of e-commerce software, coupled with our strategic alliance with Sun, will help us drive e-commerce to a whole new level that will benefit both business partners and Internet consumers."

Mr. Case continued: "We have been very impressed with how quickly Netscape has transformed its business -- shifting its focus away from browsers and platforms and toward high-growth portal and e-commerce opportunities. We look forward to welcoming the Netscape team to our America Online family. Having known each other for many years, we know that together we can take the Internet to the next stage of its development. And as interactive services become more central to the daily lives of tens of millions of people, the promise of e-commerce becomes even more of a reality for consumers and businesses."

Mr. Case concluded: "One key to this acquisition is the flexibility that it gives us. ICQ, our instant communications and chat portal, will promote the downloading and registration of the Netscape client software to its large and rapidly growing international community. We also expect to maintain our working relationship with Microsoft, continuing to include Internet Explorer in the AOL service so consumers will continue to have AOL software included on the Windows desktop."

Bob Pittman,  President and Chief  Operating  Officer of America  Online,  said:
"Netscape has always been one of the best-known and most highly renowned Internet brands. Over the past year, Netscape has extended that brand into the portal space with Netscape Netcenter, and developed a truly differentiated portal by building useful links between the service and the Netscape client software and Netscape's enterprise business. Although Netscape Netcenter is already one of the fastest-growing portals, we believe our existing shared infrastructure will enable us to efficiently expand its audience and build its revenue streams. With AOL, CompuServe, ICQ, Digital City and now Netscape Netcenter, we will offer an unparalleled array of interactive services to the full spectrum of Internet consumers as well as to our commerce and content partners."

Mr. Pittman added: "America Online has made great progress over the past few years in taking e-commerce from promise to reality, but we've only scratched the surface in reaching its full potential. Our acquisition of Netscape and the alliance with Sun will allow us to accelerate our e-commerce efforts. We will add complementary, best of breed tools and platforms to speed the time to market for companies now wanting to enter e-commerce, as well as for those ready to scale their businesses further. This will be of enormous value to both America
Online  and  Netscape   commerce  partners  -  both   business-to-business   and
business-to-consumers   -  and  provide  even  more   convenience  for  Internet
shoppers."

The Company said Jim Barksdale, President and Chief Executive Officer of Netscape, will be joining America Online's Board of Directors after the transaction closes.

Mr. Barksdale said: "America Online and Netscape share a common vision -- to offer solutions that make it simple for businesses and consumers to participate fully in the Net Economy. The companies' complementary strengths promise to accelerate the adoption of e-commerce and Internet applications worldwide. This exciting partnership enables us to deliver even better and more complete products and services to both existing and new customers."

Netscape Brand Synonymous With Internet

The Netscape brand is virtually synonymous with the Internet, including such widely used products as Netscape's browser, Netscape Netcenter, and Netscape's suite of enterprise and e-commerce applications and software. America Online will be able to efficiently speed the development of Netscape's products and services with its shared infrastructure, current advertising and commerce relationships, and ability to drive traffic from its other brands. In addition, the Netscape portal will offer connections to other America Online brands to maximize utility for customers and its value to the Company.

Launched in June, Netscape Netcenter is one of the Internet's fastest growing portals worldwide in registrations, traffic and software downloads. Netscape Netcenter now has more than 9 million registered members. Since June, daily traffic has increased by 50%. In the most recent quarter, worldwide downloads exceeded 24 million, fueled in part by the release of both new beta and final versions of its browser software.

In addition, Netscape has announced plans to enhance Netscape Netcenter with the recent acquisitions of AtWeb Inc., to link more than 600,000 small-business Web sites to the portal, and NewHoo! Community Directory Project to provide comprehensive Internet directory service. Netscape also has introduced the "Netscape TuneUp for IE," a free software add-on to Microsoft Internet Explorer that integrates Netscape's popular Smart Browsing services while providing access to Netscape Netcenter services.

Netscape has transformed itself over the past year into a successful portal and enterprise/e-commerce software business. The Company currently offers a full suite of packaged applications for business-to-business and business-to-consumer Internet commerce, and award-winning Internet server software for building and hosting a variety of Internet applications. Netscape's corporate customers using the Company's e-commerce and infrastructure software suite include Ford, Lucent Technologies, Bell Canada, France Telecom, John Hancock and the US Department of Defense.

In July, Netscape introduced its newest browser, Communicator 4.5, designed to link Netscape Netcenter's content and services with the browser's ease-of-use advances - making it simpler for people to find what they want on the Internet and creating a persistent relationship with users that helps generate higher usage levels. This month, Netscape is introducing the Custom Portal to bring the power of consumer portals to business and government audiences, including Internet service providers and computer manufacturers. As part of its effort to drive more traffic to Netscape Netcenter, America Online said it plans to continue to develop the Communicator and pursue new distribution channels.

Unique Technology Solutions for E-Commerce Partners

The Company said its strategic alliance with Sun Microsystems will bring together America Online's industry-leading consumer reach, Sun's e-commerce hardware and operating system platforms, and Netscape's complementary suite of e-commerce software. Together, the companies will be able to offer complete turnkey solutions along with modular software and consulting services to enable e-commerce partners to put their businesses online fast and scale quickly to meet consumer demand.

"The interactive marketplace is changing quickly, and it is clear that America Online is a leader in driving e-commerce forward," said Scott McNealy, President, CEO and Chairman of Sun Microsystems. "We are incredibly excited about the opportunity to work closely with the world's leading provider of branded interactive services and to integrate our full-range of products and services into the most comprehensive turnkey e-commerce solutions."

Under the America Online-Sun alliance, both companies will sell products and services through each other's sales channels and customer relationships to market their existing products and services, as well as their new e-commerce solutions. Sun's large sales and service organizations will provide technical support for these products and services. The alliance also will bring new development and distribution opportunities for Netscape's software and applications.

About America Online

America Online, Inc., based in Dulles, Virginia, is the world's leader in branded interactive services and content. America Online, Inc. operates two worldwide Internet online services: America Online, with more than 14 million members; and CompuServe, with approximately 2 million members. America Online, Inc. also operates AOL Studios, a leading builder of Internet brands for new market segments. Other branded Internet services operated by America Online, Inc. include AOL.COM, the world's most accessed Web site from home; Digital City, Inc., the No. 1 branded local content network and community guide on AOL and the Internet; AOL NetFind, AOL's comprehensive guide to the Internet; AOL Instant Messenger, an instant messaging tool available on both AOL and the Internet; and ICQ, an instant communication and chat technology on the Internet.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management's current expectations or beliefs as well as on a number of assumptions about future events, and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many outside America Online's control. The forward-looking statements in this release address subjects including the expected date of closing the acquisition, future financial and operating results, growth of the Company's audience, growth of the online commerce industry, and the development and success of new online commerce technology and platforms.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Netscape business will not be integrated successfully into the Company's business; costs related to the merger; inability to obtain approval of Netscape stockholders; inability to obtain, or meet conditions imposed for, governmental approvals for the merger; increased competition and its effects on pricing, spending, third-party relationships, the subscriber base and revenues; reliance on network service providers; inability to identify, develop and achieve commercial success for new products and services and access and distribution technologies pursuant to the development and marketing agreements with Sun; risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the Forward-Looking Statements section of the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended June 30, 1998 and in the 10-Q for the quarter ended September 30, 1998, and in the Risk Factors section of the Company's most recently filed registration statement on Form S-3 filed in June 1998.